Exhibit 10.1

September 17, 2015

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas  75254

Attn:  Independent Directors

Re: Clarification regarding that certain Amended and Restated Advisory Agreement (as amended, the “Advisory Agreement”), dated June 10, 2015, among Ashford Hospitality Trust, Inc. (“Ashford Trust Inc.”), Ashford Hospitality Limited Partnership (the “Trust Operating Partnership”), Ashford TRS Corporation (‘TRS Corp.” and, together with Ashford Trust Inc., Trust Operating Partnership and TRS Corp., collectively “Ashford Trust” ), Ashford Inc. (“Ashford Inc.) and Ashford Hospitality Advisors LLC (“Ashford LLC” and, together with Ashford Inc., collectively, the “Advisor”)

Gentlemen:

In connection with Advisor entering into certain definitive documents for the combination of Advisor with Remington Holdings, LP (“Remington”), the independent directors of Advisor and Ashford Trust agree to the following clarification to the Advisory Agreement:

Notwithstanding anything to the contrary contained in the Advisory Agreement including, without limitation, the definitions of “Adjusted EBITDA” and “Net Earnings”, the parties clarify and agree that for purposes of determining the “Termination Fee” under the Advisory Agreement, “Net Earnings” and “Adjusted EBITDA” shall not include Advisor’s Adjusted EBITDA (Advisor’s GAAP net income plus income taxes, depreciation, amortization and one-time expenses and other adjustments) arising under (i) that certain Hotel Master Management Agreement dated August 29, 2003, among TRS Corp., Remington Lodging & Hospitality, LLC (successor in interest to Remington Lodging & Hospitality, L.P.), and the Landlords (as defined therein), (ii) that certain Hotel Master Management Agreement dated September 29, 2006, among TRS Corp., Remington Lodging & Hospitality, LLC (successor in interest to Remington Management, L.P.), and the Landlords (as defined therein), and (iii) that certain Hotel Master Management Agreement dated March 10, 2011, among Remington Lodging & Hospitality, LLC, and the Lessees (as defined therein) (as each of the foregoing are

14185 DALLAS PARKWAY  -  SUITE 1100  -  DALLAS, TEXAS  75254

972-490-9600  -  MAIN    972-490-9605  -  FAX

amended or supplemented from time to time, collectively, the “Master Management Agreement”) attributable to Management Fees, Project Management Fees and Market Service Fees (all as defined in the Master Management Agreement) earned by Remington Holdings, LP and/or its subsidiaries and consolidated with the Advisor.

To evidence your agreement to the foregoing, please execute below.

Sincerely,
ASHFORD HOSPITALITY TRUST, INC.,
On behalf of Ashford Trust

		By:	/s/ Benjamin Ansell
Benjamin Ansell
Lead Director

AGREED:
ASHFORD INC.,
On behalf of Advisor

By:	/s/ Brian Wheeler
Brian Wheeler
Lead Director
Date:	September 17, 2015